UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 26, 2026
Jacobs Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		88-1121891
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 3500	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 26, 2026, Diane Bryant resigned as a member of the Board of Directors of Jacobs Solutions Inc. (the “Company”). Her decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 29, 2026

JACOBS SOLUTIONS INC.

By:	/s/ Chasity Henry
Chasity Henry
EVP, General Counsel & Corporate Secretary